                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                Monsanto Company
             (Exact name of registrant as specified in its charter)


        Delaware                                          43-0420020
(State of incorporation)                       (IRS Employer Identification No.)

                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
              (Address of principal executive offices) (Zip Code)

If this form relates to the                  If this form relates to the
Registration of a class of securities        registration of a class of securities
pursuant to Section 12(b) of the             pursuant to Section 12(g) of the
Exchange Act and is effective                Exchange Act and is effective
pursuant to General Instruction              pursuant to General Instruction A.(d),
A.(c), please check the following box. [X]   please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                        Name of each exchange on which
       to be so registered                        each class is to be registered
 ---------------------------------                ------------------------------
 Adjustable Conversion-rate Equity                    New York Stock Exchange
          Security Units



       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of Monsanto Company (the "Company") Adjustable Conversion-rate Equity Security Units (the "Units") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Registration Statement on Form S-3 of Monsanto Company (Registration No. 333-51919) (as the same may be amended from time to time, and including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Units shall be deemed to be incorporated herein by reference.

Item 2. EXHIBITS.

1. Restated Certificate of Incorporation of the Company as of October 28, 1997 (incorporated herein by reference to 3(i) of the Company's Form 10-Q for the quarter ended September 30, 1997).

2. By-Laws of the Company, as amended effective September 26, 1997 (incorporated herein by reference to Exhibit 3(ii) of the Company's Form 10-Q for the quarter ended September 30, 1997).

3. Rights Agreement, dated as of January 26, 1990, between Monsanto Company and First Chicago Trust Company of New York (as successor to The First National Bank of Boston), as Rights Agent (incorporated by reference to Monsanto Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 31, 1990).

4. Form of Junior Subordinated Debt Security relating to the Registrant's Junior Subordinated Deferrable Debentures (filed herewith).

5. Form of Normal Adjustable Conversion-rate Equity Security Unit of the Registrant (filed herewith).

6. Form of Stripped Adjustable Conversion-rate Equity Security Unit of the Registrant (filed herewith).

7. Form of Indenture between the Registrant and the Trustee, providing for the issuance of subordinated debt securities in series (incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-3, as amended (No. 333-51919)).

8. Form of Master Unit Agreement between the Registrant and the Unit Agent (filed herewith).

9. Form of Call Option Agreement between Goldman, Sachs & Co. and the Unit Agent (filed herewith).

10. Form of Pledge Agreement among the Registrant, Goldman, Sachs & Co., the Collateral Agent and the Unit Agent (filed herewith).

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 1998

                              MONSANTO COMPANY


                              By: /s/ Juanita H. Hinshaw
                                  -----------------------------------
                                  Name:  Juanita H. Hinshaw
                                  Title: Vice President and Treasurer

                                  EXHIBIT LIST

No.
---
1.   Restated Certificate of Incorporation of the Company as of October 28, 1997
     (incorporated herein by reference to 3(i) of the Company's Form 10-Q for the quarter ended September 30, 1997).

2.   By-Laws of the Company, as amended effective September 26, 1997
     (incorporated herein by reference to Exhibit 3(ii) of the Company's
     Form 10-Q for the quarter ended September 30, 1997).

3. Rights Agreement, dated as of January 26, 1990, between Monsanto Company and First Chicago Trust Company of New York (as successor to The First
     National Bank of Boston), as Rights Agent (incorporated by reference to
     Monsanto Company's Registration Statement on Form 8-A filed with the
     Securities and Exchange Commission on January 31, 1990).

4.   Form of Junior Subordinated Debt Security relating to the Registrant's
     Junior Subordinated Deferrable Debentures (filed herewith).

5.   Form of Normal Adjustable Conversion-rate Equity Security Unit of the
     Registrant (filed herewith).

6.   Form of Stripped Adjustable Conversion-rate Equity Security Unit of the
     Registrant (filed herewith).

7. Form of Indenture between the Registrant and the Trustee, providing for the issuance of subordinated debt securities in series (incorporated herein by reference to Exhibit 4.5 of the Registrant's Registration Statement on Form
     S-3, as amended (No. 333-51919)).

8.   Form of Master Unit Agreement between the Registrant and the Unit Agent
     (filed herewith).

9.   Form of Call Option Agreement between Goldman, Sachs & Co. and the Unit
     Agent (filed herewith).

10.  Form of Pledge Agreement among the Registrant, Goldman, Sachs & Co., the
     Collateral Agent and the Unit Agent (filed herewith).